                                                                  Exhibit 10.71

                           FIRST AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of October 31, 2001

                                 by and between

                             WESTPOINT STEVENS INC.,

                            as Seller and as Servicer

                                       and

                          WPS RECEIVABLES CORPORATION,
                                  as Purchaser

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
ARTICLE I AGREEMENT TO PURCHASE AND SELL........................................................2
     SECTION 1.1  Agreement to Purchase and Sell................................................2
     SECTION 1.2  Timing of Purchases...........................................................3
     SECTION 1.3  Consideration for Purchases...................................................3
     SECTION 1.4  No Recourse...................................................................3
     SECTION 1.5  No Assumption of Obligations Relating to Receivables,
                        Related Assets or Contracts.............................................4
     SECTION 1.6  True Sales....................................................................4
     SECTION 1.7  Savings Clause................................................................4
     SECTION 1.8  Addition of Sellers...........................................................5
     SECTION 1.9  Termination of Status as a Seller.............................................5

ARTICLE II CALCULATION OF PURCHASE PRICE........................................................6
     SECTION 2.1  Calculation of Purchase Price.................................................6
     SECTION 2.2  Definitions and Calculations Related to Purchase Price Percentage.............7

ARTICLE III  PAYMENT OF PURCHASE PRICE; SERVICING, ETC..........................................8
     SECTION 3.1  Purchase Price Payments.......................................................8
     SECTION 3.2  The WPS Finco Note...........................................................10
     SECTION 3.3  Application of Collections and Other Funds...................................11
     SECTION 3.4  Servicing of Receivables and Related Assets..................................11
     SECTION 3.5  Payments and Computations, Etc...............................................11

ARTICLE IV  CONDITIONS TO PURCHASES............................................................12
     SECTION 4.1  Conditions Precedent to Initial Purchase.....................................12
     SECTION 4.2  Certification as to Representations and Warranties...........................13
     SECTION 4.3  Effect of Payment of Purchase Price..........................................13

ARTICLE V  REPRESENTATIONS AND WARRANTIES......................................................13
     SECTION 5.1  Representations and Warranties of Seller.....................................13
     SECTION 5.2  Representations and Warranties of WPS Finco..................................21

ARTICLE VI  GENERAL COVENANTS OF SELLER........................................................21
     SECTION 6.1  Affirmative Covenants........................................................21


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

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
     SECTION 6.2  Reporting Requirements.......................................................25
     SECTION 6.3  Negative Covenants...........................................................28

ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT
            OF THE TRANSFERRED ASSETS..........................................................31
     SECTION 7.1  Rights of WPS Finco..........................................................31
     SECTION 7.2  Responsibilities of Seller...................................................32
     SECTION 7.3  Further Action Evidencing Purchases..........................................32
     SECTION 7.4  Collection of Receivables; Rights of WPS Finco and Its
                         Assignees.............................................................34

ARTICLE VIII TERMINATION.......................................................................35
     SECTION 8.1  Termination by Seller........................................................35
     SECTION 8.2  Automatic Termination........................................................35

ARTICLE IX INDEMNIFICATION.....................................................................35
     SECTION 9.1  Indemnities by Seller........................................................35
     SECTION 9.2.  Contribution................................................................38

ARTICLE X MISCELLANEOUS........................................................................38
     SECTION 10.1  Amendments; Waivers, Etc....................................................38
     SECTION 10.2  Notices, Etc................................................................39
     SECTION 10.3  Cumulative Remedies.........................................................39
     SECTION 10.4  Binding Effect; Assignability; Survival of Provisions.......................39
     SECTION 10.5  Governing Law...............................................................40
     SECTION 10.6  Costs, Expenses and Taxes...................................................40
     SECTION 10.7  Consent to Jurisdiction; Waiver of Immunities...............................40
     SECTION 10.8  Waiver of Jury Trial........................................................41
     SECTION 10.9  Integration.................................................................42
     SECTION 10.10  Execution in Counterparts..................................................42
     SECTION 10.11  Acknowledgment and Consent.................................................42
     SECTION 10.12  No Partnership or Joint Venture............................................43
     SECTION 10.13  No Proceedings.............................................................43
     SECTION 10.14  Severability of Provisions.................................................43
     SECTION 10.15  Recourse to WPS Finco......................................................44
     SECTION 10.16  Confirmation and Ratification of Terms.....................................44


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

                                   ATTACHMENTS

EXHIBIT 3.2                Form of WPS Finco Note

SCHEDULE 5.1(f)            Litigation and Other Proceedings
SCHEDULE 5.1(n)            Offices of the Sellers where Records are Maintained
SCHEDULE 5.1(o)            Lock-Box Banks and Accounts
SCHEDULE 5.1(q)            Legal Names

APPENDIX A                 Definitions

                  THIS FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Purchase Agreement"), dated as of October 31, 2001, is made by and between WestPoint Stevens Inc., a Delaware corporation ("WestPoint Stevens" or "Seller"), WestPoint Stevens, as Servicer and WPS Receivables Corporation, a Delaware corporation ("WPS Finco"). Except as otherwise specifically provided herein, capitalized terms used in this Purchase Agreement have the meanings ascribed to such terms in Appendix A hereto, and this Purchase Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.

                               W I T N E S S E T H

                  WHEREAS, Seller and WPS Finco entered into a Receivables Purchase Agreement, dated as of December 18, 1998 (as amended, the "Original Purchase Agreement"), pursuant to which Seller agreed to sell Receivables that it owned on December 18, 1998 and from time to time thereafter owned, to WPS Finco, and WPS Finco agreed to purchase such Receivables from Seller from time to time;

                  WHEREAS, WPS Finco continues to own all Receivables outstanding as of the close of business on October 31, 2001 and conveyed pursuant to the Original Purchase Agreement (such Receivables, the "Previously Transferred Receivables");

                  WHEREAS, the parties hereto have agreed to amend and restate the Original Purchase Agreement in its entirety, subject to the terms and conditions hereof;

                  WHEREAS, WPS Finco, as Transferor, Seller, as initial Servicer, Blue Ridge Asset Funding Corporation, as Transferee ("Blue Ridge"), and Wachovia Bank, N.A., as Administrator (the "Administrator"), entered into an Asset Interest Transfer Agreement, dated as of December 18, 1998 (as amended, the "Original AITA"), pursuant to which WPS Finco agreed to sell Receivables that it owned on December 18, 1998 and from time to time thereafter owned, to Blue Ridge, and Blue Ridge agreed to purchase such Receivables from WPS Finco from time to time; and

                  WHEREAS, concurrent with the execution of this Purchase Agreement, WPS Finco, as Transferor, Seller, as initial Servicer, Blue Ridge, North American Capacity Insurance Company, as Insurer (the "Insurer"), and the Adminis-trator, are entering into a First Amended and Restated Asset Interest Transfer Agreement (the "Amended and Restated AITA"), pursuant to which the parties thereto agree to amend and restate the Original AITA, in its entirety, subject to the terms and conditions thereof.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

                  SECTION 1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions set forth in this Purchase Agreement (including the conditions to purchases set forth in Article IV), Seller agrees to sell, transfer, assign, set over and otherwise convey, and does hereby sell, to WPS Finco, and WPS Finco agrees to purchase, and does hereby purchase, from Seller, at the times set forth in Section 1.2, all of Seller's right, title and interest in, to and under:

                  (a) each Receivable of Seller that exists and is owing to Seller as at the closing of Seller's business on the Effective Date (other than the Previously Transferred Receivables),

                  (b) each Receivable created by Seller that arises during the period from and including the closing of Seller's business on the Effective Date but excluding the Purchase Termination Date,

                  (c) all Related Security with respect to all Receivables described above,

                  (d) all proceeds of the foregoing, including all funds received by any Person in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable described above or Related Security with respect to any such Receivable, or otherwise applied to repay or discharge any such Receivable (including insurance payments that Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of


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

                           any such Receivable (it being understood that property insurance covering inventory is not so applied and is not included in this grant) and net proceeds of sale or other disposition of repossessed goods that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables), and

                  (e) all Records relating to any of the foregoing; provided that the Seller shall be entitled to retain duplicates of such Records.

                  As used herein, (i) "Purchased Receivables" means the items listed above in clauses (a) and (b) and the Previously Transferred Receivables;
(ii) "Related Assets" means the items listed above in clauses (c), (d) and (e); and (iii) "Transferred Assets" means the Purchased Receivables and the Related Assets.

                  SECTION 1.2 Timing of Purchases.

                  (a) Effective Date Purchases. All of the Transferred Assets of Seller, other than the Previously Transferred Receivables (which have been previously transferred to WPS Finco) existing at the closing of its business on the Effective Date automatically (and without further action by any Person) shall be sold to WPS Finco on the Effective Date.

                  (b) Regular Purchases. Except to the extent otherwise provided in Section 8.2, after the closing of Seller's business on the Effective Date until the closing of Seller's business on the Business Day immediately preceding the Purchase Termination Date, each Receivable and the Related Assets of Seller shall be deemed to have been sold to WPS Finco pursuant hereto immediately (and without further action by any Person) upon the creation of such Receivable.

                  SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Purchase Agreement, WPS Finco agrees to make Purchase Price payments to Seller in accordance with Article III.

                  SECTION 1.4 No Recourse. Except as specifically provided in this Purchase Agreement, the sale and purchase of Transferred Assets under this Purchase Agreement shall be without recourse to Seller; it being understood that Seller shall be liable to WPS Finco for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Purchase Agreement, all of which obligations are limited so as not to constitute recourse to Seller for the credit risk of the Obligors.

                  SECTION 1.5 No Assumption of Obligations Relating to Receivables, Related Assets or Contracts. Neither WPS Finco, nor the Servicer,
nor any of their respective assigns, shall have any obligation or liability to any Obligor or other customer or client of Seller (including any obligation to perform any of the obligations of Seller under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed hereunder by WPS Finco, the Servicer, or any of their respective assigns, and any such assumption is expressly disclaimed.

                  SECTION 1.6 True Sales. Seller and WPS Finco intend the transfers of Receivables hereunder to be true sales by Seller to WPS Finco that are absolute and irrevocable and that provide WPS Finco with the full benefits of ownership of the Receivables, and neither Seller nor WPS Finco intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from WPS Finco to Seller.

                  SECTION 1.7 Savings Clause.

                  If, notwithstanding the intention of the parties expressed in
 Section 1.6 above, the conveyance by Seller to WPS Finco of Receivables hereunder shall be characterized as a secured loan and not a sale, this Purchase Agreement shall constitute a security agreement under the UCC and other applicable law. For this purpose, Seller hereby grants WPS Finco a duly perfected, first priority security interest in all of Seller's right, title and interest in, to and under the Receivables and the Related Security with respect thereto, this Purchase Agreement and all proceeds of any thereof, to secure the timely payment and performance by Seller of all amounts owing to WPS Finco hereunder and any other obligations owing to WPS Finco hereunder. In the event this Purchase Agreement shall be characterized as a security agreement and upon a default by Seller hereunder, WPS Finco and its assignees shall have, in addition to the rights and remedies which they may have under this Purchase Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                  SECTION 1.8 Addition of Sellers. Any Subsidiary of WestPoint Stevens may become an additional Seller hereunder and sell its accounts receivable and property of the types that constitute Receivables and Related Assets hereunder to WPS Finco if the Administrator (on behalf of the Secured Parties) consents to such addition. WestPoint Stevens and its Subsidiary that is proposed to be added as a Seller shall give to WPS Finco and the Administrator no less than forty-five days' prior written notice of the effective date of the addition of such Subsidiary as a Seller, and such Subsidiary shall provide the Administrator (on behalf of the Secured Parties) with reasonable access to its officers and to its books, records and accounting systems to enable the Administrator to conduct a due diligence review of the accounts receivable and accounting systems of such Subsidiary. Upon the Administrator granting its consent to the proposed addition, such addition shall become effective on the first Business Day following the date on which the Subsidiary and the parties hereto shall have executed and delivered such agreements, instruments and other documents and such amendments or other modifications to the Transaction Documents, in form and substance reasonably satisfactory to WPS Finco, the Insurer and the Administrator, that WPS Finco, the Insurer or the Administrator reasonably determines are necessary or appropriate to effect such addition.

                  SECTION 1.9 Termination of Status as a Seller. (a) At any time when more than one Person is a Seller, a Seller (other than WestPoint Stevens) may terminate its obligation to sell its Receivables and Related Assets to WPS Finco if:

                  (i) such Seller (a "Terminating Seller") shall have given WPS Finco no less than thirty days' prior written notice of such Seller's intention to terminate such obligations;

                  (ii) an Authorized Officer of the Terminating Seller shall have certified that the termination by the Terminating Seller of its status as a Seller will not have a Material Adverse Effect; and

                  (iii) both immediately before and after giving effect to such termination by the Terminating Seller, no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing or shall reasonably be expected to occur.


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

                  Any termination by a Seller pursuant to this Section 1.9(a) shall become effective on the first Business Day that follows the day on which the requirements of foregoing clauses (a)(i) through (iii) shall have been satisfied (or such later date specified in the notice or certificate referred to in such clauses). Any termination by a Seller pursuant to this Section 1.9(a) shall terminate such Seller's right and obligation to sell Receivables and Related Assets hereunder to WPS Finco and WPS Finco's agreement, with respect to such Seller, to purchase such Receivables and Related Assets; provided, however, that such termination shall not relieve such Seller of any of its other Obligations, to the extent such Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.

                  (b) The right and obligation of a Seller (other than WestPoint Stevens) to sell its Receivables and Related Assets to WPS Finco shall terminate immediately if such Seller ceases to be a Subsidiary of WestPoint Stevens; provided, however, that such termination shall not relieve such Seller of any of its other Obligations, to the extent such Obligations relate to Receivables (and Related Assets with respect thereto) originated by such Seller prior to the effective date of such termination.

                                   ARTICLE II
                          CALCULATION OF PURCHASE PRICE

                  SECTION 2.1 Calculation of Purchase Price. On the Effective Date, and thereafter on each Reporting Date, the Servicer shall deliver to WPS Finco, the Administrator and Seller, a Monthly Report with respect to WPS Finco's purchases of Receivables from Seller

                           (i) that are to be made on the Effective Date (in the case of the Monthly Report to be delivered on the Effective
         Date) or

                           (ii) that were made in the immediately preceding Reporting Period (in the case of each subsequent Monthly Report).

                  In addition, upon 30 days prior notice, the Administrator may require the Servicer to deliver Interim Reports with respect to WPS Finco's purchase of Receivables from Seller since the date of the most recent Monthly Report or Interim Report, provided that Servicer shall not be required to deliver Interim Reports more frequently than weekly. On each day when Receivables are purchased by WPS Finco from Seller pursuant to Article I hereof, the "Purchase Price" to be paid to Seller on such day (in the case of the Effective Date), or on the next Business Day for the Receivables and Related Assets that are to be sold by Seller on such day, shall be determined in accordance with the following formula:

         PP       =        AUB x PPP

         where:

         PP       =        the aggregate Purchase Price for the Receivables and
                           Related Assets purchased from Seller on such day,

         AUB      =        the "Aggregate Unpaid Balance" of the Receivables
                           that are to be purchased from Seller on such day. For purposes of this calculation, "Aggregate Unpaid
                           Balance" shall mean (i) for purposes of calculating the Purchase Price to be paid to Seller on the Effective Date, the sum of the Unpaid Balances of each Receivable generated by Seller, as measured as at the closing of Seller's business on the Effective
                           Date, and (ii) for purposes of calculating the Purchase Price to be paid to Seller on each Business
                           Day thereafter, the sum of the Unpaid Balances of each Receivable to be purchased from Seller on such day, calculated at the time of such Receivable's generation and sale to WPS Finco,

         PPP      =        the Purchase Price Percentage applicable to the
                           Receivables purchased from Seller on such day, as determined pursuant to Section 2.2.

                  SECTION 2.2 Definitions and Calculations Related to Purchase Price Percentage.

                  (a) "Purchase Price Percentage" for the Receivables to be sold by Seller on any day shall mean the percentage determined in accordance with the following formula:


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

         PPP      =        100% - PD

         where:

         PPP      =        the Purchase Price Percentage in effect on such day

         PD       =        the Purchase Discount (expressed as a percentage)
                           shall mean for any day, an amount, calculated in good faith by the Purchaser, equal to the product of (A) the sum of (x) the A1-P1 asset backed commercial paper rate for a maturity most closely corresponding to the estimated maturity period of the Receivables, and (y) the greater of (1) 0.25% or (2) the Loss
                           Reserve, and (B) a fraction the numerator of which is the estimated maturity period of the Receivables and the denominator of which is 360, determined pursuant to paragraph (b) below.

                  (b) The Purchase Price Percentage and the Purchase Discount shall be recomputed by the Servicer on each Reporting Date, in each case for the then most recent ended Reporting Period, and such recomputed amounts shall be used for purposes of calculating the Purchase Price payable to Seller for Receivables sold to WPS Finco through the next Reporting Date.

                                   ARTICLE III
                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

                  SECTION 3.1 Purchase Price Payments.

                  (a) On the Effective Date and on the Business Day following each day on which any Receivables are purchased from Seller by WPS Finco pursuant to Article I hereof, on the terms and subject to the conditions of this Purchase Agreement, WPS Finco shall pay to Seller the Purchase Price for the Receivables and Related Assets purchased on such day, by WPS Finco from Seller by (i) making a cash payment to Seller to the extent that WPS Finco has cash available to make such payment pursuant to Section 3.3 and (ii) automatically increasing the principal amount outstanding under Seller's WPS Finco Note by the amount of the excess of the Purchase Price to be paid to Seller for such Receivables and Related Assets over the amount of any cash payment made on such day to Seller.


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

                  (b) Non-Complying Receivables and Dilution Adjustment. If on any day

                           (i)      the Unpaid Balance of any Receivable sold to
WPS Finco by Seller is:

                           (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, incorrect billings, price rollbacks, freight charge discrepancies or any other adjustment by Seller or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                           (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                           (C) reduced on account of the obligation of Seller or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                           (D) less than the amount reported in the applicable Monthly Report (for any reason other than such Receivable being paid by the Obligor thereof or becoming a Defaulted Receivable), or

                           (ii)     the representations and warranties made by
Seller in Section 5.1(k) with respect to such Receivable were not true when made,

then, the Purchase Price payable to Seller on the next Business Day or Days shall be reduced as follows (such reduction, a "Non-Complying Receivables and Dilution Adjustment"):

                           (A) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount reported in the applicable Monthly Report, as applicable; and

                           (B) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Receivable.

                  (c) If, on any day on or after the Purchase Termination Date, there is a positive Noncomplying Receivables and Dilution Adjustment and the principal amount of the WPS Finco Note has been reduced to zero (or Seller no longer holds the WPS Finco Note), Seller shall pay to WPS Finco in cash the amount of such Noncomplying Receivables and Dilution Adjustment on the next succeeding Business Day.

                  SECTION 3.2 The WPS Finco Note.

                  (a) Pursuant to the Original Purchase Agreement, WPS Finco delivered to Seller a promissory note, substantially in the form of
Exhibit 3.2, payable to the order of Seller (such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, the "WPS Finco Note"), which WPS Finco Note is subordinated to all payments arising under or in connection with the Original AITA or the Amended and Restated AITA. The WPS Finco Note is payable in full on the date that is eighteen months after the Final Payout Date under the Original AITA. The WPS Finco Note bears interest at a rate per annum equal to the Prime Rate in effect on the most recent Reporting Date. WPS Finco may prepay all or part of the outstanding balance of the WPS Finco Note from time to time without any premium or penalty, unless such prepayment would result in a default in WPS Finco's payment of any other amount required to be paid by it under any Transaction Document. Notwithstanding the restatement of the Original Purchase Agreement and the Original AITA, the WPS Note continues in full force and effect and continues to be subject to the provisions of this Purchase Agreement and the Amended and Restated AITA.

                  (b) The Servicer shall hold the WPS Finco Note for the benefit of Seller, and shall make all appropriate recordkeeping entries with respect to the WPS Finco Note or otherwise to reflect the payments on and adjustments thereto. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the WPS Finco Note at any time. Seller hereby irrevocably authorizes the Servicer to mark the WPS Finco Note "CANCELLED" and to return the WPS Finco Note to WPS Finco upon the final payment thereof.

                  SECTION 3.3 Application of Collections and Other Funds. If, on any day, WPS Finco receives (a) Collections that it is not required to hold in trust for, or remit to, the Servicer or the Administrator pursuant to the Amended and Restated AITA or (b) proceeds or transfers pursuant to the Amended and Restated AITA, WPS Finco shall apply such funds as follows:

                           (i) first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued;

                           (ii) second, to pay the Purchase Price pursuant to Section 3.1 for Receivables and Related Assets purchased by WPS Finco from Seller on the Effective Date or in the applicable Reporting Period, as the case may be;

                           (iii) third, to repay amounts owed by WPS Finco to Seller under the WPS Finco Note; and

                           (iv) fourth, to declare and pay dividends to Seller to the extent permitted by law.

                  SECTION 3.4 Servicing of Receivables and Related Assets. Consistent with WPS Finco's ownership, as between the parties to this Purchase Agreement, of the Receivables and the Related Assets, WPS Finco shall have the sole right to service, administer and collect the Receivables, to assign such right and to delegate such right to others. Without limiting the generality of
Section 10.11, Seller hereby acknowledges and agrees that WPS Finco shall assign to the Administrator (for the benefit of the Secured Parties) the rights and interests granted by Seller to WPS Finco hereunder and agrees to cooperate fully with the Servicer and the Administrator in the exercise of such rights. As more fully described in Section 7.4(b) hereof and in the Amended and Restated AITA, the Administrator may only exercise such rights in the place of WPS Finco (as assignee or otherwise) following the designation of a Servicer other than WestPoint Stevens pursuant to Section 8.01 of the Amended or Restated AITA or upon the occurrence and during the continuance of a Liquidation Event.

                  SECTION 3.5 Payments and Computations, Etc. All amounts to be paid by Seller to WPS Finco hereunder shall be paid in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in Dollars in immediately available funds to an account that WPS Finco shall from time to time specify in writing. Payments received by WPS Finco after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Seller shall, to the extent permitted by law, pay to WPS Finco, on demand, interest on all amounts not paid when due hereunder at 1.0% per annum above the interest rate on the WPS Finco Note in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                                   ARTICLE IV
                             CONDITIONS TO PURCHASES

                  SECTION 4.1 Conditions Precedent to Initial Purchase. The effectiveness of this Purchase Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of the Amended and Restated AITA, the Insurance Policy, and each other Transaction Document to be executed on the Effective Date (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Purchase Agreement) shall have been fulfilled to the satisfaction of WPS Finco, and (ii) WPS Finco shall have received (or in the case of subsection (i) below, shall have delivered) each of the following, on or before the Effective Date, each (unless otherwise indicated) dated the Effective Date and each in form and substance satisfactory to WPS Finco:

                           (a) Resolutions. A copy of the resolutions of the Board of Directors of Seller approving this Purchase Agreement and the other Transaction Documents to be delivered by Seller hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by WPS Finco, certified by its Secretary or Assistant Secretary, each as of a recent date acceptable to WPS Finco;

                           (b) Good Standing Certificate of Seller; Certificates as to Foreign Qualification of Seller. A good standing certificate for Seller, issued by the Secretary of State of Delaware and of each state in which Seller transacts business, is required to be in good standing and where the failure to be in good standing could materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of Seller, each dated as of a recent date;

                           (c) Incumbency Certificate. A certificate of the Secretary or Assistant Secretary of Seller certifying, as of the date of this Purchase Agreement, the names and true signatures of the officers authorized on Seller's behalf to sign this Purchase Agreement and the other Transaction Documents to be delivered by Seller hereunder;

                           (d) Other Transaction Documents. Original copies, executed by each of the parties thereto in such reasonable number as shall be specified by WPS Finco, of each of the other Transaction Documents to be executed and delivered in connection herewith; and

                           (e) Opinions of Counsel. The following opinions of counsel each in form and substance satisfactory to WPS Finco: opinions of Sutherland, Asbill & Brennan, special New York counsel to Seller as to enforceability and UCC validity matters and true sale and non-consolidation.

                  SECTION 4.2 Certification as to Representations and Warranties. Seller, by accepting the Purchase Price paid for each purchase of Receivables generated by Seller and the Related Assets of Seller, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in
Article V (excluding, with respect to any day after the Effective Date, Section 5.1(i)) are true and correct on and as of such day, with the same effect as though made on and as of such day.

                  SECTION 4.3 Effect of Payment of Purchase Price. Upon the payment of the Purchase Price (whether in cash or by an increase in the WPS Finco Note pursuant to Section 3.1) for any Purchase, title to the Receivables and the Related Assets included in such Purchase shall rest in WPS Finco, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that WPS Finco shall not be deemed to have waived any claim it may have under this Purchase Agreement for the failure by Seller in fact to satisfy any such condition precedent.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.1 Representations and Warranties of Seller. In order to induce WPS Finco to enter into this Purchase Agreement and to make purchases hereun-der, Seller hereby makes the representations and warranties set forth in this
Section 5.1 at the times and to the extent set forth in Section 4.2.

                           (a) Organization and Good Standing. Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Seller had at all relevant times, and now has, all necessary power, authority, and legal right to own and sell the Receivables and the Related Assets.

                           (b) Due Qualification. Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirement), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to have a Material Adverse Effect.

                           (c) Power and Authority; Due Authorization. Seller has (i) all necessary corporate power and authority to (A) execute and deliver this Purchase Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Purchase Agreement and the other Transaction Documents to which it is a party, and (C) sell and assign Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided,
         (ii) duly authorized by all necessary corporate action such sale and assignment and the execution, delivery, and performance of this Purchase Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Purchase Agreement and the other Transaction Documents to which it is a party and (iii) duly executed and delivered this Purchase Agreement and each other Transaction Document to which it is a party.

                           (d) Valid Sale; Binding Obligations. Each sale made by Seller pursuant to this Purchase Agreement constitutes a valid sale, transfer, and assignment of all of Seller's right, title and interest in, to and under the Receivables and the Related Assets of Seller to WPS Finco which is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, Seller and free and clear of any Adverse Claim (other than any Adverse

         Claim arising solely as a result of any action taken by WPS Finco hereunder (or by the Administrator on behalf of the Secured Parties under the Amended and Restated AITA); and this Purchase Agreement constitutes, and each other Transaction Document to which Seller is a party constitutes, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Purchase Agreement and the other Transaction Documents to be signed by Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the Certificate of Incorporation or the Bylaws of Seller or (B) any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties is bound,
         (ii) result in the creation or imposition of any Adverse Claim upon any of the Receivables or Related Assets other than pursuant to this Purchase Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule, or regulation applicable to Seller or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which conflict, violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                           (f) Litigation and Other Proceedings. Except as described in Schedule 5.1(f) (as Schedule 5.1(f) may be amended or supplemented from time to time pursuant to Section 6.2(e)), (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality and (ii) Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority, that, in the case of each of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Purchase Agreement or any other Transaction Document, (B) seeks to prevent the sale of any Receivables or

         Related Assets by Seller to WPS Finco, or the consummation of any of the transactions contemplated by this Purchase Agreement or any other Transaction Document (C) seeks any determination or ruling that would materially and adversely affect the performance by Seller of its obligations under this Purchase Agreement or any other Transaction Document or the validity or enforceability of this Purchase Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the purchases hereunder or the Seller Assignment Certificate, in the case of each of the foregoing whether under the United States federal income tax system or any state income tax system, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations, could reasonably be expected to have a Material Adverse Effect.

                           (g) Bulk Sales Act. No transaction contemplated by this Purchase Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                           (h) Government Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by Seller, and all notices to and filings with any Governmental Authority that are required to be made by Seller, in the case of each of the foregoing in connection with the conveyance of Receivables and Related Assets or the due execution, delivery and performance by Seller of this Purchase Agreement or any other Transaction Document to which it is a party, and the consummation of the transactions contemplated by this Purchase Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                           (i) Financial Condition. WestPoint Stevens Inc. hereby represents that its consolidated balance sheets as at December 31, 1997, and the related statements of income and shareholders' equity of WestPoint Stevens Inc. and its Consolidated Subsidiaries for the fiscal year then ended certified by, Ernst & Young, LLP, independent certified public accountants, copies of which have been furnished to WPS Finco, fairly present the consolidated financial condition and business of WestPoint Stevens Inc. and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of WestPoint Stevens and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied throughout the periods reflected therein, and since December 31, 1997 through the date of this Purchase Agreement there has been no material adverse change in the condition (financial or otherwise), business or operations of Seller;

                           (j) Margin Regulations. No funds obtained by Seller under this Purchase Agreement will be used (i) for a purpose that violates or will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                           (k)      Quality of Title.

                                    (i)      Immediately before each purchase to
                  be made by WPS Finco hereunder, each Receivable and Related Asset of Seller which is then to be transferred to WPS Finco hereunder or thereunder, and the related Contracts, shall be owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by WPS Finco hereunder or by the Administrator on behalf of the Secured Parties under the Amended and Restated
                  AITA); and Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of WPS Finco and its successors in such Receivables and Related Assets against all creditors of, and purchasers from, Seller.

                                    (ii)     Whenever WPS Finco makes a purchase
                  hereunder, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority ownership interest in each Transferred Asset, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by WPS Finco hereunder or by the Administrator on behalf of the Secured Parties under the Amended and Restated AITA).

                                    (iii)    No currently effective financing
                  statement or other instrument similar in effect that covers all or part of any Receivable, any interest therein or any Related Asset with respect thereto is on file in any recording office except such as may be filed (A) in favor of Seller in accordance with the Contracts, (B) in favor of WPS Finco pursuant to this

                  Purchase Agreement and, (C) in favor of the Administrator for the benefit of the Secured Parties, in accordance with the Amended and Restated AITA.

                                    (iv)     No purchase of an interest in any
                  Receivable or Related Asset of Seller by WPS Finco from Seller constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                                    (v)      The purchase of Receivables and
                  Related Assets by WPS Finco from Seller constitutes a true and valid sale of such Receivables and Related Assets under applicable state law and true and valid assignments and transfers for consideration (and not merely a pledge of such Receivables and Related Assets for security purposes), enforceable against the creditors of Seller, and no Receivables or Related Assets transferred to WPS Finco hereunder shall constitute property of Seller.

                           (l) Eligible Receivables. On the date of each Monthly Report or Interim Report which identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

                           (m) Accuracy of Information. All written information furnished prior to, on and after the Effective Date by Seller or any other WPS Person to WPS Finco, the Servicer or the Administrator pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

                           (n) Offices; Jurisdiction of Organization. The principal place of business and chief executive office of Seller is located at the address set forth under Seller's signature hereto, the offices where Seller keeps all Records and all Contracts, purchase orders and agreements related to the Receivables and the Related Assets (and all original documents relating thereto) are located at the addresses specified in Schedule 5.1(n) and the jurisdiction of organization of the Seller is the State of Delaware (or at such other locations or jurisdictions, notified to the Servicer and the Administrator in accordance with Section 6.1(f) or 6.1(o), as applicable, in jurisdictions where all action required pursuant to Section 7.3 has been taken and completed).

                           (o) Lock-Box Banks and Payment Instructions. The names and addresses of all Lock-Box Banks and the Concentration Bank, together with the account numbers of the Lock-Box Accounts and the Concentration Account at such Lock-Box Banks or Concentration Bank (as applicable) are accurately identified on Schedule 5.1(o) hereto and will be specified in such notices as shall have been delivered thereafter pursuant to Section 6.3(c). Each lock-box identified on
         Schedule 5.1(o) is maintained in the name of WPS Finco and is subject to a Lock-Box/Collection Account Agreement that is in full force and effect and exclusive dominion and control of each such lock-box has been transferred to WPS Finco. Seller has not granted any Person, other than WPS Finco as contemplated by this Purchase Agreement, any currently effective right of dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Seller has instructed all Obligors to submit all payments on the Receivables and Related Assets directly to one of the Lock-Box Accounts. Seller has and maintains accounting, administrative and operating procedures that permit identification of the Collections.

                           (p) Compliance with Applicable Laws. Seller is in compliance in all respects with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities (federal, state, local or foreign, and including environmental laws), a violation of any of which, individually or in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

                           (q) Legal Names. During the past five years (i) Seller has not been known by or used any legal name other than its corporate name as of the date hereof, and (ii) Seller has not been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure. Seller uses no trade names or assumed names other than its actual corporate name and the trade names and assumed names set forth in Schedule 5.1(q).

                           (r) Investment Company Act. Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                           (s) Taxes. Seller has filed or caused to be filed all material tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing, except any such taxes, assessments or charges (i) which are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP shall have been set aside on its books and (iii) with respect to which no Lien has been imposed upon any Receivables or Related Assets.

                           (t)      [Intentionally Omitted].

                           (u) Compliance with Credit and Collection Policy. With respect to each Receivable, the Seller has complied in all material respects with the Credit and Collection Policy.

                           (v) Payments to Seller. With respect to each Receivable transferred to WPS Finco by Seller pursuant to this Purchase Agreement, Seller represents that the Purchase Price paid to it constitutes reasonably equivalent value in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt.

                           (w) Ownership of WPS Finco. Seller owns, directly or indirectly, 100% of the issued and outstanding capital stock of WPS Finco, free and clear of any Adverse Claim (other than the lien created under (i) that certain Third Amended and Restated Stock Pledge Agreement, dated as of March 26, 2001, by and between Seller and Bank of America, N.A., as Trustee and (ii) that certain Collateral Security Agreement, dated as of June 29, 2001, among Seller, certain subsidiaries of Seller and Bankers Trust Company, as Administrative Agent). Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of WPS Finco.

                           (x) Material Agreements. The Agreements listed on Schedule B to the opinion of Sutherland, Asbill & Brennan of even date herewith are all of the agreements relating to the financing of the Seller.

                  SECTION 5.2 Representations and Warranties of WPS Finco. From the date hereof until the Purchase Termination Date, WPS Finco hereby represents and warrants that (a) (i) this Purchase Agreement has been duly executed and delivered by WPS Finco and (ii) constitutes WPS Finco's valid, binding and legally enforceable obligation, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Purchase Agreement does not violate any applicable law or any agreement to which WPS Finco is a party or by which its properties are bound.

                                   ARTICLE VI
                           GENERAL COVENANTS OF SELLER

                  SECTION 6.1 Affirmative Covenants. From the Effective Date until the first day following the Purchase Termination Date on which all Obligations of Seller shall have been finally and fully paid and performed and the Transferee's Total Investment shall have been reduced to zero, unless WPS Finco, the Administrator and the Insurer shall otherwise give its prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.1.

                           (a) Compliance with Laws, Etc. Seller will comply with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Assets, the related Contracts and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                           (b) Preservation of Corporate Existence. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could reasonably be expected to have a Material Adverse Effect.

                           (c) Receivables Reviews. Seller shall, during regular business hours upon not less than five Business Days' prior notice (unless a Liquidation Event has occurred and is continuing (or the Insurer or the Administrator reason-ably believes in good faith that a Liquidation Event has occurred and is continuing), in which case one Business Day notice shall be required), permit WPS Finco or the Administrator and their respective agents or representatives, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of Seller relating to the Receivables or Related Assets generated by Seller, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to any Receivables or any Related Assets of Seller or Seller's performance hereunder with any of the Authorized Officers of Seller or, with the prior consent of an Authorized Officer of Seller, with employees of Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a "Seller Receivables Review"). WPS Finco or the Administrator and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever WPS Finco or the Administrator, in its reasonable judgment, deems a Seller Receivables Review appropriate. Seller shall pay the costs and expenses for two such Seller Receivables Reviews in the calendar year 2001 and the costs and expenses for one such Seller Receivables Review in any other calendar year, and the costs and expenses of any additional Seller Receivables Review during the calendar year 2001 or any other calendar year shall be paid by WPS Finco unless a Liquidation Event shall have occurred and be continuing.

                           (d) Keeping of Records and Books of Account. Seller shall maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing its Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain, all documents, books, records and other information which, in the reasonable determination of WPS Finco and the Administrator, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Receivables and the Related Assets. Upon the request of WPS Finco or the Administrator made at any time after the occurrence and continuance of a Servicer Transfer Event, Seller will deliver copies of all books and records maintained pursuant to this Section 6.1(d) to the Administrator. Seller shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Assets and Contracts and all Collections thereon in which timely entries shall be made. Such books and records shall be marked to indicate the sales of all Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to such Receivables and
         (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Receivable that has been purchased by WPS Finco.

                           (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements of Seller related to the Receivables and Related Assets, the breach of which provisions, covenants or promises could be reasonably expected to have a Material Adverse Effect.

                           (f) Location of Records and Offices. Seller will keep its principal place of business and chief executive office, and the offices where it keeps all Records related to the Receivables and the Related Assets (and all original documents relating thereto), at the addresses referred to in Schedule 5.1(n) or, upon not less than 30 days' prior written notice given by Seller to WPS Finco, and the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

                           (g) Credit and Collection Policies. Seller will comply in all material respects with its Credit and Collection Policy in regard to each Receivable of Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                           (h) Separate Corporate Existence of WPS Finco. Seller hereby acknowledges that the Administrator, on behalf of the Secured Parties, is entering into the transactions contemplated by the Amended and Restated AITA in reliance upon WPS Finco's identity as a legal entity separate from Seller and the other WPS Persons. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations of Seller and WPS Finco shall have been fully paid and performed and the Transferee's Total Investment shall have been reduced to zero, Seller will, and will cause each other WPS Person to, take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of WPS Finco and that WPS Finco is not a division of the Servicer, Seller or any other Person.

                           (i) Payment Instructions to Obligors. Seller will instruct all Obligors to submit all payments on all Receivables and Related Assets purchased by WPS Finco either (i) directly to one of the Lock-Box Accounts or
         (ii) directly to the Concentration Account. Seller will cause (i) all proceeds deposited directly to any Lock-Box Account to be transferred daily to the Concentration Account, and (ii) each such lock-box and Lock-Box Account and the Concentration Account to be maintained in the name of the WPS Finco and to be subject at all times to a Lock-Box/Collection Account Agreement that is in full force and effect. Seller shall not grant any Person, other than WPS Finco or the Administrator, dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion or control of any lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Seller shall maintain accounting, administrative and operating procedures that permit identification of the Collections.

                           (j) Taxes. Seller will file all tax returns and reports required by law to be filed by it, will accrue in accordance with GAAP for all taxes payable by it and will pay all taxes and governmental charges shown on such tax returns and reports to be owing by it, prior to the date on which penalties attach thereto except any such taxes or charges which (i) are being diligently contested in good faith by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP have been set aside on their respective books and
         (iii) with respect to which no Lien has been imposed upon any Receivables or Related Assets.

                           (k)      [Intentionally Omitted].

                           (l) Identification of Eligible Receivables. Seller will establish and maintain such procedures as are necessary for determining monthly whether each Receivable qualifies as an Eligible Receivable as of the date of Purchase and thereafter as of each Reporting Date, and for identifying all Receivables sold or to be sold in that month which are not Eligible Receivables.

                           (m) Accuracy of Information. All written information furnished on and after the Effective Date by Seller or any other WPS Person to WPS Finco, the Servicer or the Administrator pursuant to or in connection with any Transaction Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

                           (n)      [Intentionally Omitted].

                           (o) Ownership Interest of WPS Finco. Seller shall take all necessary action to establish and maintain, in favor of WPS Finco or its assigns, a valid and perfected first priority undivided percentage ownership interest in all Receivables and the Related Assets to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of WPS Finco or its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect WPS Finco's or its assign's interest in such Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of WPS Finco or its assigns as WPS Finco or its assigns may reasonably request).

                  SECTION 6.2 Reporting Requirements. From the Effective Date until the first day following the Purchase Termination Date on which all Obligations of Seller shall have been finally and fully paid and performed and the Transferee's Total Investment shall have been reduced to zero, Seller agrees that it will, unless WPS Finco, the Insurer and the Administrator, on behalf of the Secured Parties, shall otherwise give prior written consent, furnish to WPS Finco and the Administrator:

                           (a) Quarterly Financial Statements. Within 50 days after the end of each of the first three fiscal quarters of each fiscal year of WestPoint Stevens, copies of the unaudited consolidated balance sheets of WestPoint Stevens and its Consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings and cash flows and stockholders' equity, in each case for such fiscal quarter and for the period from the beginning of such fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments) by the chief financial officer or chief accounting officer of WestPoint Stevens;

                           (b) Annual Financial Statements. As soon as possible and in any event within 95 days after the end of each fiscal year of WestPoint Stevens, a copy of the consolidated balance sheet of WestPoint Stevens and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, stockholders' equity and cash flows of WestPoint Stevens and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, accompanied by an opinion of Ernst & Young, LLP, (or such other independent certified public accountants of a nationally recognized standing in the United States of America as shall be selected by Administrator), which opinion shall not be qualified in any material respect;

                           (c) Liquidation Events. As soon as possible, and in any event within three Business Days after an Authorized Officer of Seller has obtained knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, a written statement of an Authorized Officer of Seller describing such event and the action that Seller proposes to take with respect thereto, in each case in reasonable detail;

                           (d) Material Adverse Effect. As soon as possible and in any event within three Business Days after an Authorized Officer of Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, or that could reasonably be expected to have a Material Adverse Effect;

                           (e) Proceedings. As soon as possible and in any event within five Business Days after an Authorized Officer of Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(f) not previously disclosed to WPS Finco and (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding;

                           (f)      [Intentionally Omitted].

                           (g)      [Intentionally Omitted].

                           (h) Reports to Holders and Exchanges. In addition to the reports required by subsections (a), and (b) above, promptly upon WPS Finco's request, Seller will furnish to WPS Finco copies of any reports specified in such request which Seller sends to any of its securityholders, and any reports or registration statements that Seller files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities,

                           (i)      ERISA. Promptly after the filing or
         receiving thereof, Seller will furnish to WPS Finco copies of all reports and notices with respect to any Reportable Event defined in
         Article IV of ERISA which Seller or any of its Subsidiaries files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Seller or any of its Subsidiaries receives from the Pension Benefit Guaranty Corporation,

                           (j) Review of Pool Receivables. As soon as available, (i) Seller will furnish to WPS Finco, the Administrator and the Insurer copies of all reports relating to audits or reviews of the Receivables or the credit and collection policies or practices of Seller, whether prepared by Seller, WPS Finco or by an independent third party and (ii) and in any event by the end of each fiscal year of Seller, Seller will furnish to WPS Finco, the Administrator and the Insurer a report, prepared by a Person reasonably acceptable to WPS Finco as of the end of such fiscal year, substantially in the form of the report delivered pursuant to Section 5.01(l) of the Original AITA and covering such other matters as WPS Finco, the Administrator and the Insurer may reasonably request in order to protect the interests of WPS Finco under or as contemplated by this Purchase Agreement;

                           (k) Change in Business or Credit and Collection Policy. At least ten (10) Business Days prior to its effective date, Seller will furnish to WPS Finco, the Administrator and the Insurer notice of (i) any material change in the character of Seller's business, and (ii) any material change in the Credit and Collection Policy;

                           (l)      Ratings. Within one Business Day of
         obtaining knowledge thereof, Seller will furnish to WPS Finco, the Administrator and the Insurer notice of any downgrading or withdrawal of any rating of Seller's senior secured debt by any rating agency; and

                           (m) Other. Promptly, from time to time, (i) such other information, documents, records or reports respecting the Receivables or the Related Assets or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of Seller, in each case as WPS Finco may from time to time reasonably request in order to protect the interests of WPS Finco, the Administrator, Blue Ridge and the other Secured Parties under or as contemplated by this Purchase Agreement.

                  SECTION 6.3 Negative Covenants. From the Effective Date until the first day following the Purchase Termination Date on which all Obligations of Seller shall have been finally and fully paid and performed and the Transferee's Total Investment shall have been reduced to zero, unless WPS Finco, the Insurer and the Administrator shall otherwise give their prior written consent (which consent shall not be unreasonably withheld or delayed), Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.3.

                           (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Amended and Restated AITA, Seller will not
         (i) (A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection that covers, any Transferred Asset or any Contract related to any Receivable, or upon or with respect to any Lock-Box Account or Concentration Account or any interest therein, (ii) assign to any Person any right to receive income from or in respect of any of the foregoing or (iii) assert any interest in any Transferred Receivable or any Contract relating to any Receivable, except as Servicer.

                           In the event that Seller fails to keep any Transferred Assets free and clear of any Adverse Claim (other than Adverse Claims arising hereunder or under the Amended and Restated AITA, and other Adverse Claims permitted by any other Transaction Document), WPS Finco may (without limiting its other rights with respect to Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release such Adverse Claim. WPS Finco shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article IX. Alternatively, WPS Finco may deduct such expenditures as an offset to the Purchase Price owed to Seller hereunder.

                           (b) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. Seller will not extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that materially adversely affects the collectibility of any Receivable or WPS Finco's or the Administrator's rights therein (except in its capacity as Servicer and then only to the extent permitted under Section 8.02(c) of the Amended and Restated
         AITA) or (ii) make or permit to be made any change in the character of its business or in the Credit and Collection Policy that would, in either case, impair the collectibility of any significant portion of the Receivables or otherwise adversely affect the interests or remedies of WPS Finco's or the Administrator's rights therein unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

                           (c) Change in Payment Instructions to Obligors. Seller will not (i) add or terminate any bank as a Lock-Box Bank from those listed on Schedule 5.1(o) unless, prior to any such addition, termination or change WPS Finco and the Administrator shall have received not less than ten Business Days' prior written notice of such addition or termination and, not less than ten Business Days prior to the effective date of any such proposed addition, change or termination, WPS Finco and the Administrator shall have received (A) counterparts of the applicable type of Lock- Box/Collection Account Agreement with each new Lock-Box Bank, duly executed by such new Lock-Box Bank and all other parties thereto and (B) copies of all other agreements and documents signed by such Lock-Box Bank and such other parties with respect to any new Lock-Box Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to WPS Finco and the Administrator, or (ii) make any change in its instructions to Obligors, given in accordance with Section 5.1(o), regarding payments to be made to Seller or payments to be made to any Lock-Box Bank or the Concentration Account, other than changes in such instructions which direct Obligors to make payments to another Lock-Box Account or Concentration Account (as applicable) at such Lock-Box or Concentration Bank.

                           (d) Mergers, Consolidations, Sales, etc. Except for mergers or consolidations permitted by the Credit Agreement, Seller will not be a party to any merger or consolidation or, except as permitted by the Credit Agreement, purchase, lease or otherwise acquire (in one transaction or in a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person). Seller will give WPS Finco and the Administrator notice of any such permitted merger or consolidation promptly following completion thereof. Seller will not, directly or indirectly, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets except as permitted by the Credit Agreement, or sell or assign, with or without recourse, any Receivables or Related Assets, in each case other than pursuant to this Purchase Agreement.

                           (e)      Change in Name; Jurisdiction of
         Organization. Seller will not, nor will it permit WPS Finco to (i) change its corporate name, any trade name or corporate structure, or its jurisdiction of organization or (ii) change the name under or by which it does business in any manner which would or may make any financing statement filed by Seller in accordance herewith seriously misleading within the meaning of Section 9-506 of an applicable enactment of the UCC, in each case unless Seller or WPS Finco (as applicable) shall have given WPS Finco, the Servicer and the Administrator 30 days' prior written notice thereof and unless, prior to any such change in name, Seller shall have taken and completed all action required by Section 7.3.

                           (f) Certificate of Incorporation. Seller will not cause WPS Finco to amend its Certificate of Incorporation or Bylaws without the prior written consent of WPS Finco and the Administrator, which consent will not be unreasonably withheld or delayed.

                           (g) Amendments to Transaction Documents. Seller will not amend or otherwise modify or supplement any Transaction Document to which it is a party unless WPS Finco and the Administrator (and to the extent required by Section 14.01 of the Amended and Restated AITA, the Insurer) shall have given its prior written consent to each such amendment, modification or supplement, which consent shall not be unreasonably withheld or delayed.

                           (h) Accounting for Purchases. Seller shall prepare its financial statements in accordance with GAAP. Seller shall not prepare any financial statements which account for the transactions contemplated in this Purchase Agreement in any manner other than as a sale of the Purchased Assets by Seller to WPS Finco, or in any other respect account for or treat the transactions contemplated in this Purchase Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Transferred Assets by Seller to WPS Finco.

                           (i)      Receivables Not to be Evidenced by
         Promissory Notes. Seller shall not take any action to cause or permit any Receivable to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of any such Receivable which is overdue provided that the original of such instrument is delivered to WPS Finco, duly endorsed.

                           (j)      Deposits to Lock-Box Accounts and
         Concentration account. Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Concentration Account, any cash or cash proceeds other than Collections of Receivables. To the extent that any such funds nevertheless are deposited into any of such Lock-box Accounts or Concentration Account, the Seller shall promptly identify any such funds, or shall cause such funds to be so identified, to WPS Finco, the Servicer and the Administrator (following which notice, WPS Finco shall cause the Servicer to return all such funds to the Seller).

                                   ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                        RESPECT OF THE TRANSFERRED ASSETS

                  SECTION 7.1 Rights of WPS Finco.

                  (a) Subject to Section 7.4(b), Seller hereby authorizes WPS Finco, the Servicer and/or their respective designees to take any and all steps in Seller's name and on behalf of Seller that WPS Finco, the Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Transferred Assets, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Receivables and Related Assets.

                  (b) Except as set forth in Section 3.1(c) with respect to Noncomplying Receivables and Dilution Adjustments to the Purchase Price, WPS Finco shall have no obligation to account for, to replace, to substitute or to return any Transferred Asset to Seller. WPS Finco shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Purchased Assets.

                  (c) WPS Finco shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Assets, and all of WPS Finco's right, title and interest in, to and under this Purchase Agreement, on whatever terms WPS Finco shall determine, pursuant to the Amended and Restated AITA or otherwise.

                  (d) WPS Finco shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

                  SECTION 7.2 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

                           (a) Seller agrees to deliver directly to the Servicer (for WPS Finco's account), within one Business Day after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for WPS Finco and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of such Collections to the Servicer.

                           (b) Seller shall perform all of its obligations hereunder and under the Contracts related to the Receivables and Related Assets to the same extent as if such Receivables had not been sold hereunder, and the exercise by WPS Finco or its designee or assignee of WPS Finco's rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Contracts or Related Assets related to the Receivables.

                           (c) Seller hereby grants to WPS Finco an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by WPS Finco (whether or not from Seller) in connection with any Transferred Asset.

                           (d) To the extent that Seller does not own the computer software that Seller uses to account for Receivables, Seller shall use reasonable efforts to provide WPS Finco and the Administrator with such licenses, sublicenses and/or assignments of contracts as WPS Finco or the Administrator shall require with regard to all services and computer hardware or software used by Seller that relate to the servicing of the Receivables or the Related Assets.

                  SECTION 7.3 Further Action Evidencing Purchases. Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by WPS Finco of the Receivables and the Related Assets under this Purchase Agreement, or to enable WPS Finco to exercise or enforce any of its rights hereunder or under any other Transaction Document. Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that WPS Finco, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence such purchase of the Receivables and the Related Assets or to enable WPS Finco or the Administrator, on behalf of the Secured Parties, to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of WPS Finco, Seller will:

                           (a)      execute and file such financing or
         continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as WPS Finco or the Administrator may reasonably determine to be necessary or appropriate; and

                           (b) place on its computer systems and records which store information relating to and evidencing the Receivables the following legend:

                  "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WPS RECEIVABLES CORPORATION PURSUANT TO A FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF OCTOBER 31, 2001, BETWEEN WESTPOINT STEVENS INC. AND WPS RECEIVABLES CORPORATION; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO WACHOVIA BANK, N.A., AS ADMINISTRATOR ON BEHALF OF THE SECURED PARTIES PURSUANT TO THE FIRST AMENDED AND RESTATED ASSET INTEREST TRANSFER AGREEMENT, DATED AS OF OCTOBER 31, 2001, AMONG WPS RECEIVABLES CORPORATION, AS TRANSFEROR, WESTPOINT STEVENS INC., AS INITIAL SERVICER, BLUE RIDGE ASSET FUNDING CORPORATION, AS TRANSFEREE, NORTH AMERICAN CAPACITY INSURANCE COMPANY, AS INSURER AND WACHOVIA BANK, N.A., AS ADMINISTRATOR."

                  Seller hereby authorizes WPS Finco or its designee to file a record or records, including without limitation, one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Assets of Seller, in each case whether now existing or hereafter generated by Seller. Except for material performance obligations of Seller to any Obligor hereunder or under any of the Contracts, if (i) Seller fails to perform any of its agreements or obligations under this Purchase Agreement and does not remedy such failure within the applicable cure period, if any, and (ii) WPS Finco in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of WPS Finco under this Purchase Agreement, then WPS Finco or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of WPS Finco or its designee or assignee incurred in connection with such performance shall be payable by Seller as provided in Section 9.1.

                  SECTION 7.4 Collection of Receivables; Rights of WPS Finco and Its Assignees.

                  (a) Seller hereby transfers to WPS Finco ownership of, and the exclusive dominion and control over, each of the Lock-Box Accounts owned by Seller, and Seller hereby agrees to take any further action that WPS Finco or the Administrator (as assignee of WPS Finco) may reasonably request in order to effect or complete such transfer.

                  (b) WPS Finco may, at any time, direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Transferred Asset directly to the Administrator or its designees. Furthermore, Seller shall, at the request of WPS Finco and at Seller's expense, promptly give notice of Blue Ridge's interest in the Receivables of such Obligor and the Related Assets to each such Obligor and direct that payments be made directly to the Administrator or its designee, which notice shall be acceptable in form and substance to WPS Finco. In addition, Seller hereby authorizes WPS Finco to take any and all steps in Seller's name and on behalf of Seller that are necessary or desirable, in the reasonable determination of WPS Finco, to collect all amounts due under any and all Transferred Assets, including endorsing Seller's name on checks and other instruments representing Collections and enforcing the Receivables, Related Assets and the Contracts related to such Receivables. The Administrator, on the Secured Parties behalf, may exercise any of the foregoing rights in the place of WPS Finco (as assignee or otherwise) at any time following the designation of a Servicer other than WestPoint Stevens pursuant to
Section 8.01 of the Amended and Restated AITA or the occurrence and continuance of a Liquidation Event.

                  (c) At any time when (i) a Liquidation Event shall have occurred and remain continuing or (ii) a Servicer other than WestPoint Stevens has been designated pursuant to Section 8.01 of the Amended and Restated AITA, Seller shall, at WPS Finco's request, assemble all of the Records which evidence the Receivables and Related Assets originated by Seller and the Contracts related to such Receivables, or which are otherwise necessary or desirable to collect such Receivables or Related Assets, and make the same available to WPS Finco, the Insurer or the Administrator at a place selected by the Administrator, the Insurer or its respective designee.

                                  ARTICLE VIII
                                   TERMINATION

                  SECTION 8.1 Termination by Seller. Prior to the Termination Date, Seller may terminate its agreement to sell Receivables hereunder to WPS Finco by giving WPS Finco, the Insurer and the Administrator not less than thirty Business Days' prior written notice of Seller's election not to continue to sell Receivables to WPS Finco. Upon receipt of a termination notice from Seller, WPS Finco shall notify the Administrator, the Insurer and Blue Ridge that it is electing to reduce the Transferee's Total Investment to zero pursuant to Section 3.02 of the Amended and Restated AITA as early as is practicable. The sale of Receivables under this Purchase Agreement will not cease until the Transferee's Total Investment shall have been reduced to zero.

                  SECTION 8.2 Automatic Termination. The agreement of Seller to sell Receivables hereunder, and the agreement of WPS Finco to purchase Receivables from Seller hereunder, shall terminate automatically as a result of a bankruptcy proceeding being filed by or against Seller or WPS Finco.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  SECTION 9.1 Indemnities by Seller. Without limiting any other rights which any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, Seller severally agrees to indemnify WPS Finco, each of its successors, permitted transferees and assigns (including, for this purpose, the assignment made pursuant to Section 11.03 of the Insurance Policy to the Insurer), and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

                           (a) any representation or warranty made in writing by Seller (or any of its Authorized Officers) under or in connection with any of the Transaction Documents, any Monthly Report, any Interim Report or any other information or report delivered by Seller or the Servicer (for so long as the Servicer is a WPS Person) shall have been false, incorrect or materially misleading when made or deemed made or omitted to state material facts necessary to make the statements made not misleading;

                           (b) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation;

                           (c) the failure to vest and maintain vested in WPS Finco and its assigns a first priority perfected ownership interest in the Receivables, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim (other than an Adverse Claim created in favor of WPS Finco pursuant to this Purchase Agreement or in favor of the Administrator on behalf of the Secured Parties pursuant to the Amended and Restated AITA), whether existing at the time of the sale of such Receivable or at any time thereafter;

                           (d) any failure of Seller to perform its duties or obligations in accordance with the provisions of the Transaction Documents;

                           (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than WPS Finco or a WPS Person of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Receivable or the Related Assets with respect thereto or Collections thereof;

                           (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdic-tion or other applicable laws with respect to any Receivables or the Related Assets or Collections, whether at the time of any sale or at any subsequent time;

                           (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Receivable or Related Asset, or Related Asset, including a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of WPS Finco or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables or any Related Asset connected with any such Receivables or in any goods which secure any such Receivable or Related Asset;

                           (i) any transfer by Seller of any interest in any Receivable other than the transfer of Receivables and related property by the Seller to WPS Finco pursuant to this Purchase Agreement; and

                           (j) any claim of breach by any Seller of any related Contract with respect to any Receivable.

Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that WPS Finco may have pursuant to the other provisions of this Purchase Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such RPA Indemnified Party, (ii) to the extent the same includes losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to Seller for the amount of any Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is a WPS Person), (iv) to the extent that the same are or result from lost profits (except to the extent any such lost profits are incurred under Sections 4.02 or 4.03 of the Amended and Restated AITA), (v) to the extent the same are or result from taxes on or measured by the net income of such RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages (except to the extent any such consequential, special or punitive damages are actually imposed on an RPA Indemnified Party as a result of a claim brought by a third party).

                  SECTION 9.2. Contribution. If for any reason the indemnification provided in Section 9.1 is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then Seller shall contribute to the maximum amount payable or paid to such RPA Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such RPA Indemnified Party on the one hand and Seller on the other hand, but also the relative fault of such RPA Indemnified Party (if any) and Seller and any other relevant equitable considerations.

                                    ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.1 Amendments; Waivers, Etc.

                  (a) The provisions of this Purchase Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by WPS Finco and Seller (with respect to an amendment) or by WPS Finco (with respect to a waiver or consent by it) and consented to by the Administrator and the Insurer, provided, however, that the Insurer shall not withhold its consent to any such amendment, waiver or consent (or in respect of any other provision hereof that requires its consent or approval) unless it determines, in good faith, that it would be materially and adversely affected by such amendment, waiver, consent or approval; and provided, further, that if the Insurer elects not to consent to any proposed amendment, waiver or other modification, the appropriate parties may nonetheless make such amendment, waiver or other modification upon further written notice to the Insurer of their decision to proceed without the consent of the Insurer and, in such event, the Insurer may terminate the Insurance Policy in accordance with
Article 16 thereof. Any amendment, waiver or consent effected in accordance with the terms hereof shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure or delay on the part of WPS Finco, any RPA Indemnified Party, or the Administrator or any other third party beneficiary referred to in Section

10.12(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by WPS Finco, the Insurer or the Administrator under this Purchase Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Purchase Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  SECTION 10.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 10.2. Copies of all notices and other communications provided for hereunder shall be delivered to the Administrator and the Insurer at its respective address for notices set forth in the Amended and Restated AITA. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  SECTION 10.3 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Seller hereby authorizes WPS Finco, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of WPS Finco to Seller that are then due and payable or that are not then due and payable by WPS Finco to Seller but have then accrued, any and all indebtedness or other obligations (i) at any time owing to WPS Finco by Seller or (ii) that are not then due and payable from WPS Finco to Seller but have then accrued.

                  SECTION 10.4 Binding Effect; Assignability; Survival of Provisions. This Purchase Agreement shall be binding upon and inure to the benefit of WPS Finco, Seller and their respective successors and permitted assigns. Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of WPS Finco, the Insurer and the Administrator (on behalf of the Secured Parties). This Purchase Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (i) the first date following the Purchase Termination Date, (ii) the date on which the Transferee's Total Investment shall have been reduced to zero pursuant to Section 3.02 of the Amended and Restated AITA, and all Obligations of Seller hereunder shall have been finally and fully paid and performed and
(iii) such other later time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V and the indemnification and payment provisions of
Article IX and Section 10.6 shall be continuing and shall survive any termination of this Purchase Agreement.

                  SECTION 10.5 Governing Law. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF WPS FINCO IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of Seller under Article IX, Seller, severally with respect to itself, agrees to pay on demand:

                           (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Purchase Agreement, the Seller Assignment Certificate or the other Transaction Documents by WPS Finco or any successor in interest to WPS Finco; and

                           (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery by Seller, and the filing and recording, of this Purchase Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or the omission to pay such taxes and fees.

                  SECTION 10.7 Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

                           (A)      IT IRREVOCABLY (I) SUBMITS TO THE
JURISDICTION, FIRST, OR ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY GEORGIA STATE COURT, IN EITHER CASE, SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH GEORGIA STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING, (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED FOR NOTICES HEREUNDER, AND (V) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                           (B)      TO THE EXTENT THAT IT HAS OR HEREAFTER MAY
ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

                  SECTION 10.8 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS PURCHASE AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNEC-

TION WITH THIS PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  SECTION 10.9 Integration. This Purchase Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

                  SECTION 10.10 Execution in Counterparts. This Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  SECTION 10.11 Acknowledgment and Consent.

                  (a) Seller acknowledges that, contemporaneously herewith, WPS Finco is selling, transferring, assigning, setting over and otherwise conveying to the Administrator on behalf of the Secured Parties an Asset Interest in the outstanding pool of Receivables and Related Assets sold by Seller to WPS Finco from time to time pursuant to this Purchase Agreement and that the Administrator may further assign such Asset Interest to the Insurer pursuant to the Insurance Policy. Seller hereby consents to the sale, transfer, assignment, set over and conveyance to the Administrator on behalf of the Secured Parties by WPS Finco, and by the Administrator to the Insurer, of the Asset Interest, and all of WPS Finco's rights, remedies, powers and privileges, and all claims of WPS Finco against Seller, under or with respect to this Purchase Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Purchase Agreement or otherwise available at law or in equity), including (i) the right of WPS Finco, at any time, to enforce this Purchase Agreement against Seller and the obligations of Seller hereunder, and
(ii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Purchase Agreement, any other Transaction Document or the obligations in respect of Seller thereunder to the same extent as WPS Finco may do. Each of the parties hereto acknowledges and agrees that the Administrator (on behalf of the Secured Parties), the Insurer and Blue Ridge are third party beneficiaries of the rights of WPS Finco arising hereunder and under the other Transaction Documents to which Seller is a party. Seller hereby acknowledges and agrees that it has no claim to or interest in any of the Lock-Box Accounts or the Concentration Account.

                  (b) Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that WPS Finco, the Insurer or the Administrator reasonably determines is necessary or appropriate to evidence its consent described in paragraph (a) above. To the extent that WPS Finco, individually or through the Servicer, has granted or grants powers of attorney to the Administrator under the Amended and Restated AITA, Seller hereby grants a corresponding power of attorney on the same terms to WPS Finco. Seller hereby acknowledges and agrees that WPS Finco, in all of its capacities, shall assign to the Administrator for the benefit of the Secured Parties such powers of attorney and other rights and interests granted by Seller to WPS Finco hereunder and that the Administrator may further assign such rights and interests to the Insurer and agrees to cooperate fully with the Administrator and the Insurer in the exercise of such rights.

                  SECTION 10.12 No Partnership or Joint Venture. Nothing contained in this Purchase Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

                  SECTION 10.13 No Proceedings. Seller hereby agrees that it will not institute against WPS Finco or Blue Ridge, or join any other Person in instituting against WPS Finco or Blue Ridge, any insolvency or bankruptcy proceeding (namely, any proceeding of the type referred to in the definition of "Event of Bankruptcy") so long as Commercial Paper Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit the right of Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against WPS Finco or Blue Ridge by any Person other than Seller or any other WPS Person.

                  SECTION 10.14 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Purchase Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Purchase Agreement or such other Transaction Document (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Purchase Agreement or any of the other Transaction Documents.

                  SECTION 10.15 Recourse to WPS Finco. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of WPS Finco under the Transaction Documents to which it is a party are solely the obligations of WPS Finco, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against WPS Finco that arises out of any Transaction Document to which WPS Finco is a party against any director, officer or employee of WPS Finco. The provisions of this Section 10.15 shall survive the termination of this Purchase Agreement.

                  SECTION 10.16 Confirmation and Ratification of Terms.

                           (a)      Upon the effectiveness of this Purchase
Agreement, each reference to the Original Purchase Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Purchase Agreement and any Transaction Document, shall mean and be a reference to this Purchase Agreement.

                           (b)      The other Transaction Documents and all
agreements, instruments and documents executed or delivered in connection with the Original Purchase Agreement and any of the Transaction Documents shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Purchase Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                           (c)      The effect of this Purchase Agreement is to
amend and restate the Original Purchase Agreement, and to the extent that any rights, benefits or provisions in favor of any of the parties to the Original Purchase Agreement existed in the Original Purchase Agreement and continue to exist in this Purchase Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the Effective Date. This Purchase Agreement is not a novation.

                           (d)      The parties hereto agree and acknowledge
that any and all rights, remedies and payment provisions under the Original Purchase Agreement, which are continuing and survive any termination of the Original Purchase Agreement including, without limitation, any and all rights, remedies and payment provisions with respect to (A) any representation and warranty made or deemed to be made pursuant to the Original Purchase Agreement, or (B) any indemnification provision, shall continue and survive the execution and delivery of this Purchase Agreement.

                           (e)      The parties hereto agree and acknowledge
that any and all amounts owing as or for fees, expenses or otherwise under or pursuant to the Original Purchase Agreement, immediately prior to the effectiveness of this Purchase Agreement shall be owing as or for fees, expenses or otherwise, respectively, under or pursuant to this Purchase Agreement.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties have caused this First Amended and Restated Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    WESTPOINT STEVENS INC.



                                    By: /s/ Nelson Griffith
                                       ----------------------------------------
                                    Name: J. Nelson Griffith
                                    Title: Senior Vice President and Controller

                                    Address: 507 West 10th Street
                                    Post Office Box 71
                                    West Point, GA 31833

                                    Attention: J. Nelson Griffith
                                    Telephone: (706) 645-4213
                                    Facsimile: (706) 645-4066

                                    WPS RECEIVABLES CORPORATION



                                    By: /s/ Nelson Griffith
                                       ----------------------------------------
                                    Name: J. Nelson Griffith
                                    Title: President

                                    Address: 507 West 10th Street
                                    Post Office Box 71
                                    West Point, GA 31833

                                    Attention: J. Nelson Griffith
                                    Telephone: (706) 645-4213
                                    Facsimile: (706) 645-4066